UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2014

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed in a Current Report on Form 8-K filed by The First Marblehead Corporation (the “Corporation”) with the Securities and Exchange Commission on May 6, 2014, the Corporation and its wholly owned subsidiary, First Marblehead Education Resources, Inc. (“FMER”), entered into a twelfth amendment (the “Twelfth Amendment”) with SunTrust Bank (“SunTrust”) to that certain loan program agreement dated as of April 20, 2010, as amended, among the Corporation, FMER and SunTrust.  The Twelfth Amendment, among other things, allows SunTrust Bank to offer the Union Federal® Private Student Loan Program (the “UFPSL Program”), which UFPSL Program would be funded by SunTrust, upon satisfaction of mutual conditions set forth in the Twelfth Amendment.  As of June 13, 2014, the mutual conditions set forth in the Twelfth Amendment have been satisfied and the UFPSL Program funded by SunTrust was launched on June 13, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: June 17, 2014	By:	/s/ Seth Gelber
Seth Gelber President, Chief OperatingOfficer and Managing Director